UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2009

TechniScan, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah		84106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 521-0444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2009, the registrant, TechniScan, Inc. "TechniScan"), PCOF Partners, LLC and Hayden IR ("HIR") entered into an Investor Relations Consulting Agreement effective as of October 30, 2009 (the "HIR Consulting Agreement") pursuant to which, HIR will perform various investor relations services for TechniScan. The HIR Consulting Agreement has a term of 12 months, unless terminated earlier in accordance with its terms. During the term of the HIR Consulting Agreement, a monthly cash retainer in the amount of $8,000 will be paid to HIR in advance per invoice for services. This monthly advance will be paid by PCOF Partners, LLC on behalf of TechniScan. A discount of 5% on the subsequent monthly invoice will be taken, if the monthly payment due to HIR is received within 14 business days of the invoice date. TechniScan will pay HIR a cash bonus for any introduction that it arranges to or with a third party that TechniScan has not already contacted, or vice versa, regarding any funding or investment that results in any funding to TechniScan in the amount of $1,000,000 or greater during the term of the HIR Consulting Agreement. The cash bonus paid will be equal to 1% of the gross amount raised, and will be paid to HIR within 90 days of the funding. HIR is entitled to reimbursement of certain expenses.

On November 10, 2009, TechniScan and Wakabayashi Fund, LLC, a Japanese limited liability company ("Wakabayashi") entered into an Agreement, pursuant to which Wakabayashi will perform public relations services for TechniScan (the "Wakabayashi PR Consulting Agreement"). The Wakabayashi PR Consulting Agreement has a term of six months, unless terminated earlier in accordance with its terms. For services pursuant to the Wakabayashi PR Consulting Agreement, TechniScan will issue 150,000 shares of restricted common stock to Wakabayashi within 20 days of the effective date of the Wakabayashi PR Consulting Agreement. Upon conclusion of any financing by TechniScan of at least $5,000,000, TechniScan will issue additional shares of restricted common stock. The number of additional shares of common stock will be based upon the stock price of the offering, and will be in an amount equal to $150,000 of common stock at such offering price. The Wakabayashi PR Consulting Agreement provides that TechniScan is entitled to verify Wakabayashi's long position in TechniScan's common stock as well as restrict any liquidation of Wakabayashi's stock until the termination of the Wakabayashi PR Consulting Agreement.

On November 10, 2009, TechniScan and Wakabayashi entered into an Agreement, pursuant to which Wakabayashi will provide capital funding services to Wakabayashi ("Wakabayashi Capital Funding Consulting Agreement"). The Wakabayashi Capital Funding Consulting Agreement has a term of six months, unless terminated earlier in accordance with its terms. For services pursuant to the Wakabayashi Capital Funding Consulting Agreement, TechniScan will pay Wakabayashi 7%, inclusive of all fees, of the amount of capital raised as a result of contacts by Wakabayashi. TechniScan will pay this fee at closing of any transaction in which Wakabayashi has acted as the introducing person.

On November 9, 2009, TechniScan and Steven K. Passey entered into an employment offer letter ("Offer Letter"), whereby Mr. Passey was appointed Chief Financial Officer of TechniScan. The employment offer letter was dated November 4, 2009. The Offer Letter provides for an at-will employment relationship and also provides that Mr. Passey will receive the following benefits: (1) compensation of $5,000 per each two week period with an increase in compensation to an annual salary of $180,000 upon completion of TechniScan's subsequent financing round; (2) 150,000 Incentive Stock Options, at an exercise price of $0.375 per share, which is scheduled to vest over four years as follows: 25% after 12 months from issuance and th remaining balance in equal mnthly installments for 36 months thereafter; and (3) 50,000 Non-Qualified Sotck Options, at an exercise price of $.375 per share, which is scheduled to vest after 6 months from issuance. The Offer Letter also outlines other generally available benefits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, TechniScan announced that Steven K. Passey, age 47, joined TechniScan as Chief Financial Officer beginning November 9, 2009. Prior to joining TechniScan, Mr. Passey served as Vice President, Chief Accounting Officer and Treasurer for Mrs. Fields' Famous Brands from 2007 to 2009. From 2004 to 2006, Mr. Passey served as Director of SEC Compliance, Controller of REIT Properties for Extra Space Storage. Mr. Passey served as Senior Manager at Ernst & Young in 1999 and from 2001 to 2004 and as Chief Financial Officer for SwitchPoint Networks from 2000 to 2001. He also served as Chief Financial Offiver at RealTrust Asset corporation from 1997 to 1998 and as a Manager at KPMG from 1989 to 1997. Mr. Passey received his B.S. in Accounting from the University of Utah and is a Certified Public Accountant. Mr. Passey does not have any family relationships with any of TechniScan's directors or executive offivers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. The material terms of Mr. Passey's employment with TechniScan are described under Item 1.01 above, which description is incorporated by reference in this Item. A copy of the press release announcing the appointment of the Chief Financial Officer is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Investor Relations Consulting Agreement between TechniScan Inc., and Hayden IR, effective as of October 30, 2009

Exhibit 10.2 Public Relations Consulting Agreement between TechniScan, Inc. and Wakabayashi Fund, LLC, dated November 10, 2009

Exhibit 10.3 Capital Funding Consulting Agreement between TechniScan, Inc. and Wakabayashi Fund, LLC, dated November 10, 2009

Exhibit 10.4 Offer of Employment Letter to Steven K. Passey from TechniScan, Inc., dated November 4, 2009

Exhibit 99.1 Press release dated November 11, 2009, announcing Steven K. Passey's employment with TechiScan as Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

November 12, 2009	By:	David C. Robinson

Name: David C. Robinson
Title: CEO/President

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Exhibit Index

Exhibit No.	Description

10.1	Investor Relations Consulting Agreement between TechniScan Inc., and Hayden IR, effective as of October 30, 2009
10.2	Public Relations Consulting Agreement between TechniScan, Inc. and Wakabayashi Fund, LLC, dated November 10, 2009
10.3	Capital Funding Consulting Agreement between TechniScan, Inc. and Wakabayashi Fund, LLC, dated November 10, 2009
10.4	Offer of Employment Letter to Steven K. Passey from TechniScan, Inc., dated November 4, 2009
99.1	Press release dated November 11, 2009, announcing Steven K. Passey's employment with TechiScan as Chief Financial Officer